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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2003 (August 19, 2003)

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-50239 (Commission File Number)	61-1109077 (IRS Employer Identification No.)
7140 Office Circle, Evansville, IN 47715 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (812) 962-5000

Item 5. Other Events

        On August 19, 2003 we issued a press release regarding a fire that occurred at our aluminum machining and finishing facility in Cuyahoga Falls, Ohio, on August 14, 2003. The fire was predominantly limited to the ceiling and the building's utility infrastructure with no apparent damage to the machining equipment. As a result of the fire, operations at the facility have been temporarily shutdown. We are still in the process of determining the full impact of the damage and when production can fully resume at the facility.

        The press release issued by Accuride regarding this matter is filed as Exhibit 99.1 to this Current Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  99.1
  Press Release of Accuride Corporation, dated August 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE COPORATION
Date: August 19, 2003	By:	/s/ JOHN R. MURPHY John R. Murphy Executive Vice President-Finance and Chief Financial Officer

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES